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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                   __________



We consent to the incorporation by reference in the registration statements of Willcox & Gibbs, Inc. on Form S-8 which relate to the 1988 Stock Incentive Plan (No. 33-32648), the 1985 Stock Option Plan (No. 33-4584), the 1982 Stock Option Plan (No. 2-77570), the Employee Stock Ownership Plan (No. 33-14148), and the 1992 Restricted Stock Agreement (No. 33-54449) of our report, which includes an explanatory paragraph regarding the Company's change in method of accounting for income taxes, dated March 4, 1994, except as to the information presented in the last paragraph of Note 11 for which the date is March 18, 1994, on our audits of the consolidated financial statements and financial statement schedules of Willcox & Gibbs, Inc. as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm as "Experts".

                                                 /s/ Coopers & Lybrand
                                                     -----------------
                                                     Coopers & Lybrand

New York, New York
March 30, 1994